EXHIBIT 3.3

                                     BYLAWS

                                       OF

                        NATIONAL TECHNICAL SYSTEMS, INC.

                                     8.

                                     OFFICES

            PRINCIPAL OFFICES. The board of directors shall fix the location of the principal executive office of the corporation at any place within or outside the State of California. If the principal executive office is located outside this state, and the corporation has one or more business offices in this state, the board of directors shall likewise fix and designate a principal business office in the State of California.

            OTHER OFFICES. The board of directors may at any time establish branch or subordinate offices at any place or places where the corporation is qualified to do business.

                                     9.

                            MEETINGS OF SHAREHOLDERS

            PLACE OF MEETINGS.

                  Meetings of shareholders shall be held at any place within or outside the State of California designated by the board of directors. In the absence of any such designation, shareholders' meetings shall be held at the principal executive office of the corporation.

                  At the discretion of the board of directors, and subject to such guidelines and procedures as the board of directors may adopt and as are required by applicable law, the corporation may permit any shareholder not physically present in person or by proxy at a meeting of shareholders to participate in a meeting of the shareholders by electronic transmission by and to the corporation or by electronic video screen communication, and the shareholder shall be deemed by such participation to be present in person or by proxy, and to vote at a meeting of shareholders.

                  Notwithstanding subsection 2.1(a) above, the corporation may conduct any shareholder meeting, in whole or in part, by electronic transmission by and to the corporation or by electronic video screen communication provided (1) the corporation has obtained from the shareholders the requisite consent under de of California, (2) the corporation implements reasonable measures to provide shareholders (in person or by proxy) a reasonable opportunity to participate in the meeting and to vote on matters submitted to the shareholders, including an opportunity to read or hear the proceedings of the meeting concurrently with those proceedings, and (3) if any shareholder votes or takes other action at the meeting by means of electronic transmission to the corporation or electronic video screen communication, a record of that vote or action is maintained by the corporation.


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            ANNUAL MEETINGS OF SHAREHOLDERS.

                  The corporation shall hold its annual meeting of shareholders each year at a time designated by the board of directors. At each annual meeting, directors shall be elected and any other proper business may be transacted.

                  Nominations of persons for election to the board of directors of the corporation and the proposal of business to be transacted by the shareholders may be made at an annual meeting of shareholders (i) pursuant to the corporation's notice with respect to such meeting, (ii) by or at the direction of the board of directors or (iii) by any shareholder of record of the corporation who was a shareholder of record at the time of the giving of the notice provided for in this Section 2.2, who is entitled to vote at the meeting and who has complied with the notice procedures set forth in this Section 2.2.

                  For nominations or other business to be properly brought before an annual meeting by a shareholder pursuant to clause (iii) of paragraph (b) of this Section 2.2, (i) the shareholder must have given timely notice of the nominations or proposed business in writing to the Secretary of the corporation, (ii) the business so proposed must be a proper matter for shareholder action under the General Corporation Law of the State of California, (iii) if the shareholder, or the beneficial owner on whose behalf any such proposal or nomination is made, has provided the corporation with a Solicitation Notice, as that term is defined in subclause (iv)(3) of paragraph (d) of this Section 2.2, the shareholder or beneficial owner must, in the case of a proposal, have delivered a proxy statement and form of proxy to holders of at least the percentage of the corporation's voting shares required under applicable law to carry any such proposal, or, in the case of a nomination or nominations, have delivered a proxy statement and form of proxy to holders of a percentage of the corporation's voting shares reasonably believed by such shareholder or beneficial holder to be sufficient to elect the nominee or nominees proposed to be nominated by such shareholder, and must, in either case, have included in such materials the Solicitation Notice and (iv) if no Solicitation Notice relating thereto has been timely provided pursuant to this Section 2.2, the shareholder or beneficial owner proposing such business or nomination must not have solicited a number of proxies sufficient to have required the delivery of such a Solicitation Notice under paragraph (d) of this Section 2.2. To be timely, a shareholder's notice must be delivered to the Secretary at the principal executive offices of the corporation not less than 45 days nor more than 75 days prior to the first anniversary (the "Anniversary") of the date on which the corporation first mailed its proxy materials for the preceding year's annual meeting of shareholders; provided, however, that if the date of the annual meeting is advanced by more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding year's annual meeting, notice by the shareholder to be timely must be delivered not later than the close of business on the later of the 90th day prior to such annual meeting and the 10th day following the day on which public announcement of the date of such meeting is first made by the corporation.

                  The shareholder's notice to be delivered pursuant to clause
      (i) of paragraph (c) of this Section 2.2 shall set forth (i) as to each person whom the shareholder proposes to nominate for election or reelection as a director, all information relating to such person as would be required to be disclosed in solicitations of proxies for election of such nominees as directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and such person's written consent to being named in the proxy


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      statement as a nominee and to serve as a director if elected; (ii) as to any other business that the shareholder proposes to bring before the meeting, a brief description of such business, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; and (iv) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (1) the name and address of such shareholder, as they appear on the corporation's books, and of such beneficial owner, (2) the class and number of shares of the capital stock of the corporation that are owned beneficially and of record by such shareholder and such beneficial owner, and (3) whether either such shareholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of, in the case of a proposal, at least the percentage of the corporation's voting shares required under applicable law to carry the proposal or, in the case of a nomination or nominations, a sufficient number of holders of the corporation's voting shares to elect such nominee or nominees (an affirmative statement of such intent, a "Solicitation Notice");

                  Notwithstanding anything in the second sentence of paragraph
      (c) of this Section 2.2 to the contrary, in the event that the number of directors to be elected to the board of directors is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased board of directors made by the corporation at least 55 days prior to the Anniversary, a shareholder's notice required by this Section 2.2 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive office of the corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the corporation.

                  Only persons nominated in accordance with the procedures set forth in these bylaws shall be eligible to serve as directors, and only such business shall be conducted at an annual meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in these bylaws. The chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting has been made in accordance with the procedures set forth in these bylaws and, if any proposed nomination or business is not in compliance with these bylaws, to declare that such defective proposed nomination or business shall not be presented for shareholder action at the meeting and shall be disregarded.

                  For purposes of these bylaws, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

                  Notwithstanding the foregoing provisions of this Section 2.2, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.2. Nothing in this Section 2.2 shall be deemed to affect any rights of shareholders to request inclusion of proposals in the corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

            SPECIAL MEETINGS. A special meeting of shareholders may be called at any time by the board of directors, or by the chairman of the board, or by the president, or by one or more


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shareholders holding shares in the aggregate entitled to cast not less than 10%
of the votes at any such meeting.

            If a special meeting is called by any person or persons other than the board of directors, the request shall be in writing, specifying the time of such meeting and the general nature of the business proposed to be transacted, and no other business shall be transacted. The notice shall be delivered personally or sent by registered mail or by telegraphic or other facsimile transmission to the chairman of the board, the president, any vice president or the secretary of the corporation. The officer receiving such request forthwith shall cause notice to be given to the shareholders entitled to vote, in accordance with the provisions of Sections 2.4 and 2.5 of this Article II, that a meeting will be held at the time requested by the person or persons calling the meeting, not less than thirty-five (35) nor more than sixty (60) days after the receipt of the request. If the notice is not given within twenty (20) days after receipt of the request, the person or persons requesting the meeting may give the notice. Nothing contained in this paragraph of this Section 2.3 shall be construed as limiting, fixing or affecting the time when a meeting of shareholders called by action of the board of directors may be held.

            Whenever the corporation gives notice that the election of a director is to take place at a special meeting of shareholders, nominations may be made either (i) by or at the direction of the board of directors, or (ii) by any shareholder of record of the corporation who is a shareholder of record at the time of giving of notice provided for in this paragraph, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this bylaw. Nominations by shareholders of persons for election to the board of directors may be made at such a special meeting of shareholders if the shareholder's notice required by Section 2.2(d) of these bylaws shall be delivered to the Secretary at the principal executive office of the corporation not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting.

            NOTICE OF SHAREHOLDERS' MEETINGS. All notices of meetings of shareholders shall be sent or otherwise given in accordance with Section 2.5 of this Article II not less than ten (10) nor more than sixty (60) days before the date of the meeting being noticed. The notice shall specify the place, date and hour of the meeting and (i) in the case of a special meeting, the general nature of the business to be transacted, or (ii) in the case of the annual meeting, those matters which the board of directors, at the time of giving the notice, intends to present for action by the shareholders. The notice of any meeting at which directors are to be elected shall include the name of any nominee or nominees which, at the time of the notice, the board of directors intends to present for election.

            If action is proposed to be taken at any meeting for approval of (i) a contract or transaction in which a director has a direct or indirect financial interest, pursuant to Section 310 of the Corporations Code of California, (ii) an amendment of the articles of incorporation, pursuant to Section 902 of such Code, (iii) a reorganization of the corporation, pursuant to Section 1201 of such Code, (iv) a voluntary dissolution of the corporation, pursuant to Section 1900 of such Code, or (v) a distribution in dissolution other than in accordance with the rights of outstanding preferred shares, pursuant to Section 2007 of such Code, the notice shall also state the general nature of such proposal.

            2.5 MANNER OF GIVING NOTICE; AFFIDAVIT OF NOTICE. Notice of any


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meeting of shareholders shall be given not less than ten (10) (or, if sent by third-class mail, thirty (30)) nor more than sixty (60) days before the date of the meeting to each shareholder entitled to vote thereat. That notice shall state the place, date and hour of the meeting, the means of electronic transmission by and to the corporation or electronic video screen communication, if any, by which shareholders may participate in that meeting, and (1) in the case of a special meeting, the general nature of the business to be transacted, and no other business may be transacted, or (2) in the case of the annual meeting, those matters that the board, at the time of the mailing of the notice, intends to present for action by the shareholders. The notice of any meeting at which directors are to be elected shall include the names of nominees intended at the time of the notice to be presented by the board for election.

            Notice of a shareholders' meeting or any report shall be given personally, by electronic transmission by the corporation, or by first-class mail, or, if the corporation's outstanding shares are held of record by five hundred (500) or more persons (determined as provided in Section 605 of the Corporations Code of California) on the record date for the shareholders' meeting, notice may also be sent third-class mail, or other means of written communication, addressed to the shareholder at the address of that shareholder appearing on the books of the corporation or given by the shareholder to the corporation for the purpose of notice; or if no address appears or is given, at the place where the principal executive office of the corporation is located or by publication at least once in a newspaper of general circulation in the county in which the principal executive office is located, provided that notice shall be delivered to a shareholder by electronic transmission only to the extent permitted by the Corporations Code of California. The notice or report shall be deemed to have been given at the time when delivered personally, sent by electronic transmission by the corporation, deposited in the mail, or sent by other means of written communication.

            An affidavit of mailing or electronic transmission by the corporation of any notice or report made in accordance with the provisions of these bylaws, executed by the secretary, assistant secretary or any transfer agent of the corporation giving such notice, shall be filed and maintained in the minute book of the corporation.

            QUORUM. The presence in person or by proxy of the holders of a majority of the shares entitled to vote at a meeting of shareholders shall constitute a quorum for the transaction of business. The shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.

            ADJOURNED MEETING AND NOTICE THEREOF. Any shareholders' meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of the majority of the shares represented at such meeting, either in person or by proxy, but in the absence of a quorum, no other business may be transacted at such meeting, except as provided in Section 2.6 of this Article II.

            When any meeting of shareholders, either annual or special, is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at a meeting at which the adjournment is taken, unless a new record date for the adjourned meeting is fixed, or unless the adjournment is for more than forty-five (45) days from the date set for the original meeting, in which case the board of directors shall set a new record date. Notice of any such adjourned meeting shall be given to each shareholder of record entitled to vote at


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the adjourned meeting in accordance with the provisions of Sections 2.4 and 2.5 of this Article II. At any adjourned meeting the corporation may transact any business which might have been transacted at the original meeting.

            VOTING. The shareholders entitled to vote at any meeting of shareholders shall be determined in accordance with the provisions of Section
2.11 of this Article II, subject to the provisions of Sections 702 to 704, inclusive, of the Corporations Code of California (relating to voting shares held by a fiduciary, in the name of a corporation or in joint ownership). Such vote may be by voice vote or by ballot; provided, however, that all elections for directors must be by ballot upon demand by a shareholder at any election and before the voting begins. Any shareholder entitled to vote on any matter (other than elections of directors) may vote part of the shares in favor of the proposal and refrain from voting the remaining shares or vote them against the proposal, but, if the shareholder fails to specify the number of shares such shareholder is voting affirmatively, it will be conclusively presumed that the shareholder's approving vote is with respect to all shares such shareholder is entitled to vote. Except as provided in Section 2.6 of this Article II, the affirmative vote of a majority of the shares represented and voting at a duly held meeting at which a quorum is present (which shares voting affirmatively also constitute at least a majority of the required quorum) shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required by the Corporations Code of California or the articles of incorporation.

            At a shareholders' meeting involving the election of directors, no shareholder shall be entitled to cumulate votes (i.e., cast for any candidate a number of votes greater than the number of votes which such shareholder normally is entitled to cast) unless (i) the right to cumulate votes is required by Corporations Code of California or the Articles of Incorporation, and (ii) such candidate or candidates' names have been placed in nomination prior to the voting and a shareholder has given notice at the meeting prior to the voting of the shareholder's intention to cumulate votes. If any shareholder has given such notice, then every shareholder entitled to vote may cumulate such shareholder's votes for candidates in nomination and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which such shareholder's shares are normally entitled, or distribute the shareholder's votes on the same principle among any or all of the candidates, as the shareholder thinks fit. The candidates receiving the highest number of affirmative votes, up to the number of directors to be elected, shall be elected. Votes against a director and votes withheld shall have no legal effect.

            WAIVER OF NOTICE OR CONSENT BY ABSENT SHAREHOLDERS. The transactions at any meeting of shareholders, either annual or special, however called and noticed, and wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present either in person or by proxy, and if, either before or after the meeting, each person entitled to vote, not present in person or by proxy, signs a written waiver of notice or a consent to a holding of the meeting, or an approval of the minutes thereof. The waiver of notice, consent to the holding of the meeting or approval of the minutes thereof need not specify either the business to be transacted or the purpose of any annual or special meeting of shareholders, except that if action is taken or proposed to be taken for approval of any of those matters specified in the second paragraph of Section 2.4 of this Article II, the waiver of notice, consent to the holding of the meeting or approval of the minutes thereof shall state the general nature of such proposal. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

            Attendance of a person at a meeting shall also constitute a waiver of notice of and


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presence at such meeting, except when the person objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened, and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters required by the Corporations Code of California to be included in the notice but which were not included in the notice, if such objection is expressly made at the meeting.

            SHAREHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING. Any action which may be taken at any annual or special meeting of shareholders may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. In the case of election of directors, such consent shall be effective only if signed by the holders of all outstanding shares entitled to vote for the election of directors; provided, however, that a director may be elected at any time to fill a vacancy not filled by the directors by the written consent of the holders of a majority of the outstanding shares entitled to vote for the election of directors. All such consents shall be filed with the secretary of the corporation and shall be maintained in the corporate records. Any shareholder giving a written consent, or the shareholder's proxy holders, or a transferee of the shares or a personal representative of the shareholder or their respective proxy holders, may revoke the consent by a writing received by the secretary of the corporation prior to the time that written consents of the number of shares required to authorize the proposed action have been filed with the secretary.

            If the consents of all shareholders entitled to vote have not been solicited in writing, and if the unanimous written consent of all such shareholders shall not have been received, the secretary shall give prompt notice of the corporate action approved by the shareholders without a meeting. Such notice shall be given in the manner specified in Section 2.5 of this
Article II. In the case of approval of (i) contracts or transactions in which a director has a direct or indirect financial interest, pursuant to Section 310 of the Corporations Code of California, (ii) indemnification of agents of the corporation, pursuant to Section 317 of such Code, (iii) a reorganization of the corporation, pursuant to Section 1201 of such Code, and (iv) a distribution in dissolution other than in accordance with the rights of outstanding preferred shares, pursuant to Section 2007 of such Code, such notice shall be given at least ten (10) days before the consummation of any such action authorized by any such approval.

            RECORD DATE FOR SHAREHOLDER NOTICE, VOTING, AND GIVING CONSENTS. For purposes of determining the shareholders entitled to notice of any meeting or to vote or entitled to give consent to corporate action without a meeting, the board of directors may fix, in advance, a record date, which shall not be more than sixty (60) days nor less than ten (10) days prior to the date of any such meeting nor more than sixty (60) days prior to such action without a meeting, and in such case only shareholders at the close of business on the record date so fixed are entitled to notice and to vote or to give consents, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date fixed as aforesaid, except as otherwise provided in the Corporations Code of California.

            If the board of directors does not so fix a record date:

                  The record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the


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      business day next preceding the day on which the meeting is held.

                  The record date for determining shareholders entitled to give consent to corporate action in writing without a meeting, (i) when no prior action by the board has been taken, shall be the day on which the first written consent is given, or (ii) when prior action of the board has been taken, shall be at the close of business on the day on which the board adopts the resolution relating thereto, or the sixtieth (60th) day prior to the date of such other action, whichever is later.

            PROXIES. Every person entitled to vote for directors or on any other matter shall have the right to do so either in person or by one or more agents authorized by a written proxy signed by the person and filed with the secretary of the corporation. A proxy shall be deemed signed if the shareholder's name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission or otherwise) by the shareholder or the shareholder's attorney in fact. A validly executed proxy which does not state that it is irrevocable shall continue in full force and effect unless (i) revoked by the person executing it, prior to the vote pursuant thereto, by a writing delivered to the corporation stating that the proxy is revoked or by a subsequent proxy executed by the person executing the prior proxy and presented to the meeting, or as to any meeting by attendance at such meeting and voting in person by the person executing the proxy; or (ii) written notice of the death or incapacity of the maker of such proxy is received by the corporation before the vote pursuant thereto is counted; provided, however, that no such proxy shall be valid after the expiration of eleven (11) months from the date of such proxy, unless otherwise provided in the proxy. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 705(e) and (f) of the Corporations Code of California.

            INSPECTORS OF ELECTION. Before any meeting of shareholders, the board of directors may appoint any persons other than nominees for office to act as inspectors of election at the meeting or its adjournment. If no inspectors of election are so appointed, the chairman of the meeting may, and on the request of any shareholder or a shareholder's proxy shall, appoint inspectors of election at the meeting. The number of inspectors shall be either one (1) or three (3). If inspectors are appointed at a meeting on the request of one or more shareholders or proxies, the holders of a majority of shares or their proxies present at the meeting shall determine whether one (1) or three (3) inspectors are to be appointed. If any person appointed as inspector fails to appear or fails or refuses to act, the chairman of the meeting may, and upon the request of any shareholder or a shareholder's proxy shall, appoint a person to fill such vacancy.

            The duties of these inspectors shall be as follows:

                  Determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity and effect of proxies;

                  Receive votes, ballots or consents;

                  Hear and determine all challenges and questions in any way arising in connection with the right to vote;

                  Count and tabulate all votes or consents;


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                  Determine when the polls shall close;

                  Determine the result; and

                  Do any other acts that may be proper to conduct the election or vote with fairness to all shareholders.

                                      10.

                                    DIRECTORS

            POWERS. Subject to the provisions of the Corporations Code of California and any limitations in the articles of incorporation and these bylaws relating to action required to be approved by the shareholders or by the outstanding shares, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the board of directors.

            Without prejudice to such general powers, but subject to the same limitations, it is hereby expressly declared that the directors shall have the power and authority to:

                  Select and remove all officers, agents, and employees of the corporation, prescribe such powers and duties for them as may not be inconsistent with law, with the articles of incorporation or these bylaws, fix their compensation, and require from them security for faithful service.

                  Change the principal executive office or the principal business office in the State of California from one location to another; cause the corporation to be qualified to do business in any other state, territory, dependency, or foreign country and conduct business within or outside the State of California; designate any place within or without the State of California for the holding of any shareholders' meeting, or meetings, including annual meetings; adopt, make and use a corporate seal, and prescribe the forms of certificates of stock, and alter the form of such seal and of such certificates from time to time as in their judgment they may deem best, provided that such forms shall at all times comply with the provisions of law.

                  Authorize the issuance of shares of stock of the corporation from time to time, upon such terms as may be lawful, in consideration of money paid, labor done or services actually rendered, debts or securities cancelled or tangible or intangible property actually received.

                  Borrow money and incur indebtedness for the purposes of the corporation, and cause to be executed and delivered therefor, in the corporate name, promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecations, or other evidences of debt and securities therefor.

            NUMBER AND QUALIFICATION OF DIRECTORS. The authorized number of directors shall be not less than NINE (9) nor more than SEVENTEEN (17). The exact number of authorized directors shall be set from time to time by the board of directors. An amendment to this bylaw adopted by the vote or written consent of holders of a majority of the outstanding shares entitled to vote which reduces the number of directors to a number less than five (5) cannot be


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adopted if the votes cast against its adoption at a meeting, or the shares not consenting in the case of action by written consent, are equal to more than 16-2/3% of the outstanding shares entitled to vote.

            ELECTION AND TERM OF OFFICE OF DIRECTORS.

            The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist of an equal or close to equal number of directors. The term of the initial Class I directors shall terminate on the date of the 1997 annual meeting of shareholders; the term of the initial Class II directors shall terminate on the date of the 1998 annual meeting of shareholders; and the term of the initial Class III directors shall terminate on the date of the 1999 annual shareholders. At each annual meeting of shareholders beginning in 1997, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional directors of any class elected to fill a vacancy resulting from an increase in such a class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

            VACANCIES. Any vacancy on the Board of Directors, howsoever resulting, may be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy shall hold office for a term that shall coincide with the term of the class to which such director shall have been elected.

            A vacancy or vacancies in the board of directors shall be deemed to exist in the case of the death, resignation or removal of any director, or if the board of directors by resolution declares vacant the office of a director who has been declared of unsound mind by an order of court or convicted of a felony, or if the authorized number of directors be increased, or if the shareholders fail at any meeting of shareholders at which any director or directors are elected, to elect the full authorized number of directors to be voted for at that meeting.

            The shareholders may elect a director or directors at any time to fill any vacancy or vacancies not filled by the directors, but any such election by written consent shall require the consent of a majority of the outstanding shares entitled to vote.

            Any director may resign effective upon giving written notice to the chairman of the board, the president, the secretary or the board of directors, unless the notice specifies a later time for the effectiveness of such resignation. If the resignation of a director is effective at a future time, the board of directors may elect a successor to take office when the resignation becomes effective.

            No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of his term of office.

            PLACE OF MEETINGS AND TELEPHONIC MEETINGS. Regular meetings of the board of directors may be held at any place within or without the State of California that has been designated from time to time by resolution of the board. In the absence of such designation, regular meetings shall be held at the principal executive office of the corporation. Special meetings of the board shall be held at any place within or without the State of California that has been designated in the notice of the meeting or, if not stated in the notice or there is no notice, at the principal executive office of the corporation. Any meeting, regular or special, may be held by conference telephone, electronic video screen communication, or electronic transmission by and to the corporation.

                  Participation in a meeting through use of conference telephone or electronic video screen communication shall constitute presence in person at that meeting as long as all members participating in the meeting are able to hear one another.

                  Participation in a meeting through electronic transmission by and to the corporation (other than conference telephone and electronic video screen communication) constitutes presence in person at that meeting as long as (i) each member participating in the meeting can communicate with all of the other members concurrently, and (ii) Each member is provided the means of participating in all matters before the board, including, without limitation, the capacity to propose, or to interpose an objection to, a specific action to be taken by the corporation.

            ANNUAL MEETING. Immediately following each annual meeting of shareholders, the board of directors shall hold a regular meeting for the purpose of organization, any desired election of officers and the transaction of other business. Notice of this meeting shall not be required.

            OTHER REGULAR MEETINGS. Other regular meetings of the board of directors shall be held without call at such time as shall from time to time be fixed by the board of directors. Such regular meetings may be held without notice.

            SPECIAL MEETINGS. Special meetings of the board of directors for any purpose or purposes may be called at any time by the chairman of the board or the president or any vice president or the secretary or any two directors.

            Notice of the time and place of special meetings shall be delivered personally or by telephone to each director or sent by first-class mail, telegram or by telephone, including a voice messaging system or other system or technology designed to record and communicate messages, facsimile, electronic mail, or other electronic means, charges pre-paid, addressed to each director at his or her address as it is shown upon the records of the corporation. In case such notice is mailed, it shall be deposited in the United States mail at least four (4) days prior to the time of the holding of the meeting. In case such notice is delivered personally, or by telegram, telephone, facsimile, electronic mail or other electronic means, it shall be delivered at least forty-eight (48) hours prior to the time of the holding of the meeting. Any oral notice given personally or by telephone may be communicated to either the director or to a person at the office of the director who the person giving the notice has reason to believe will promptly communicate it to the director. The notice need not specify the purpose of the meeting nor the place if the meeting is to be held at the principal executive office of the corporation.

            QUORUM. A majority of the authorized number of directors shall constitute a quorum for the transaction of business, except to adjourn as hereinafter provided. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the board of directors, subject to the provisions of
Section 310 of the Corporations Code of California (approval of contracts or transactions in which a director has a direct or indirect material financial interest), Section 311 of that Code (appointment of committees), and Section 317(e) of that Code (indemnification of directors). A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for such meeting.

            WAIVER OF NOTICE. Notice of a meeting need not be given to any director who signs a waiver of notice or a consent to holding the meeting or an approval of the minutes thereof, whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice. The waiver of notice or consent need not specify the purpose of the meeting. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

            ADJOURNMENT. A majority of the directors present, whether or not constituting a quorum, may adjourn any meeting to another time and place.

            NOTICE OF ADJOURNMENT. Notice of the time and place of holding an adjourned meeting need not be given, unless the meeting is adjourned for more than twenty-four hours, in which case notice of such time and place shall be given prior to the time of the adjourned meeting, in the manner specified in
Section 3.8 of this Article III, to the directors who were not present at the time of the adjournment.

            ACTION WITHOUT MEETING. Any action required or permitted to be taken by the board of directors may be taken without a meeting, if all members of the board shall individually or collectively consent in writing to such action. Such action by written consent shall have the same force and effect as a unanimous vote of the board of directors. Such written consent or consents shall be filed with the minutes of the proceedings of the board.

            FEES AND COMPENSATION OF DIRECTORS. Directors and members of committees may receive such compensation, if any, for their services, and such reimbursement of expenses, as may be fixed or determined by resolution of the board of directors. Nothing contained herein shall be construed to preclude any director from serving the corporation in any other capacity as an officer, agent, employee, or otherwise, and receiving compensation for such services.

                                      11.

                                   COMMITTEES

            COMMITTEES OF DIRECTORS. The board of directors may, by resolution adopted by a majority of the authorized number of directors, designate one or more committees, each consisting of two or more directors, to serve at the pleasure of the board. The board may designate one or more directors as alternate members of any committee, who may replace any absent member at any meeting of the committee. The appointment of members or alternate members of a committee requires the vote of a majority of the authorized number of directors. Any such committee, to the extent provided in the resolution of the board, shall have all the authority of the board, except with respect to:

                  the approval of any action which, under the Corporations Code of California, also requires share holders' approval or approval of the outstanding shares;

                  the filling of vacancies on the board of directors or in any committee;

                  the fixing of compensation of the directors for serving on the board or on any committee;

                  the amendment or repeal of bylaws or the adoption of new bylaws;

                  the amendment or repeal of any resolution of the board of directors which by its express terms is not so amendable or repealable;

                  a distribution to the shareholders of the corporation, except at a rate or in a periodic amount or within a price range determined by the board of directors; or

                  the appointment of any other committees of the board of directors or the members thereof.

            MEETINGS AND ACTION OF COMMITTEES. Meetings and action of committees shall be governed by, and held and taken in accordance with, the provisions of
Article III of these bylaws, Sections 3.5 (place of meetings), 3.7 (regular meetings), 3.8 (special meetings and notice), 3.9 (quorum), 3.10 (waiver of notice), 3.11 (adjournment), 3.12 (notice of adjournment) and 3.13 (action without meeting), with such changes in the context of those bylaws as are necessary to substitute the committee and its members for the board of directors and its members, except that the time of regular meetings of committees may be determined by resolution of the board of directors as well as by resolution of the committee; special meetings of committees may also be called by resolution of the board of directors; and notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The board of directors may adopt rules for the government of any committee not inconsistent with the provisions of these bylaws.

                                      12.

                                    OFFICERS

            OFFICERS. The officers of the corporation shall be a president, a secretary and a chief financial officer. The corporation may also have, at the discretion of the board of directors, a chairman of the board, one or more vice-presidents, one or more assistant secretaries, one or more assistant treasurers, and such other officers as may be appointed in accordance with the provisions of Section 5.3 of this Article V. Any number of offices may be held by the same person.

            ELECTION OF OFFICERS. The officers of the corporation, except such officers as may be appointed in accordance with the provisions of Section 5.3 or
Section 5.5 of this Article V, shall be chosen by the board of directors, and each shall serve at the pleasure of the board, subject to the rights, if any, of an officer under any contract of employment.

            SUBORDINATE OFFICERS, ETC. The board of directors may appoint, and may empower the president to appoint, such other officers as the business of the corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in the bylaws or as the board of directors may from time to time determine.

            REMOVAL AND RESIGNATION OF OFFICERS. Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by the board of directors, at any regular or special meeting thereof, or, except in case of an officer chosen by the board of directors, by any officer upon whom such power of removal may be conferred by the board of directors.

            Any officer may resign at any time by giving written notice to the corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Any such resignation is with out prejudice to the rights, if any, of the corporation under any contract to which the officer is a party.

            VACANCIES IN OFFICES. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these bylaws for regular appointments to such office.

            CHAIRMAN OF THE BOARD. The chairman of the board, if such an officer be elected, shall, if present, preside at all meetings of the board of directors and exercise and perform such other powers and duties as may be from time to time assigned to him by the board of directors or prescribed by the bylaws. If there is no president, the chairman of the board shall in addition be the chief executive officer of the corporation and shall have the powers and duties prescribed in Section 5.7 of this Article V.

            PRESIDENT. Subject to such supervisory powers, if any, as may be given by the board of directors to the chairman of the board, if there be such an officer, the president shall be the chief executive officer of the corporation and shall, subject to the control of the board of directors, have general supervision, direction and control of the business and the officers of the corporation. He shall preside at all meetings of the shareholders and, in the absence of the chairman of the board, or if there be none, at all meetings of the board of directors. He shall have the general powers and duties of management usually vested in the office of president of a corporation, and shall have such other powers and duties as may be prescribed by the board of directors or the bylaws.

            VICE PRESIDENTS. In the absence or disability of the president, the vice presidents, if any, in order of their rank as fixed by the board of directors or, if not ranked, a vice president designated by the board of directors, shall perform all the duties of the president, and when so acting shall have all the powers of, and be subject to all restrictions upon, the president. The vice presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the board of directors or the bylaws, the president or the chairman of the board.

            SECRETARY. The secretary shall keep or cause to be kept, at the principal executive office or such other place as the board of directors may order, a book of minutes of all meetings and actions of directors, committees of directors and shareholders, with the time and place of holding, whether regular or special, and, if special, how authorized, the notice thereof given, the names of those present at directors' and committee meetings, the number of shares present or represented at shareholders' meetings, and the proceedings thereof.

            The secretary shall keep, or cause to be kept, at the principal executive office or at the office of the corporation's transfer agent or registrar, as determined by resolution of the board of directors, a share register, or a duplicate share register, showing the names of all shareholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.

            The secretary shall give, or cause to be given, notice of all meetings of the shareholders and of the board of directors required by the bylaws or by law to be given, and he shall keep the seal of the corporation, if one be adopted, in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the board of directors or by the bylaws.

            CHIEF FINANCIAL OFFICER. The chief financial officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings and shares. The books of account shall at all reasonable times be open to inspection by any director.

            The chief financial officer shall deposit all moneys and other valuables in the name and to the credit of the corporation with such depositaries as may be designated by the board of directors. He shall disburse the funds of the corporation as may be ordered by the board of directors, shall render to the president and directors, whenever they request it, an account of all of his transactions as chief financial officer and of the financial condition of the corporation, and shall have such other powers and perform such other duties as may be prescribed by the board of directors or the bylaws.

                                      13.

                INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES

                                AND OTHER AGENTS

            INDEMNIFICATION - THIRD PARTY PROCEEDINGS. The corporation shall indemnify any person (the "Indemnitee") who is or was a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the corporation to procure a judgment in its favor) by reason of the fact that Indemnitee is or was a director or officer of the corporation, or any subsidiary of the corporation, and the corporation may indemnify a person who is or was a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the corporation to procure a judgment in its favor) by reason of the fact that such person is or was an employee or other agent of the corporation (the "Indemnitee Agent") by reason of any action or inaction on the part of Indemnitee or Indemnitee Agent while an officer, director or agent or by reason of the fact that Indemnitee or Indemnitee Agent is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including subject to Section 6.19, attorneys' fees and any expenses of establishing a right to indemnification pursuant to this Article VI or under California law), judgments, fines, settlements (if such settlement is approved in advance by the corporation, which approval shall not be unreasonably withheld) and other amounts actually and reasonably incurred by Indemnitee or Indemnitee Agent in connection with such proceeding if Indemnitee or Indemnitee Agent acted in good faith and in a manner Indemnitee or Indemnitee Agent reasonably believed to be in or not opposed to the best interests of the corporation and, in the case of a criminal proceeding, if Indemnitee or Indemnitee Agent had no reasonable cause to believe Indemnitee's or Indemnitee Agent's conduct was unlawful. The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that Indemnitee or Indemnitee Agent did not act in good faith and in a manner which Indemnitee or Indemnitee Agent reasonably believed to be in or not opposed to the best interests of the corporation, or with respect to any criminal proceedings, would not create a presumption that Indemnitee or Indemnitee Agent had reasonable cause to believe that Indemnitee's or Indemnitee Agent's conduct was unlawful.

            INDEMNIFICATION - PROCEEDINGS BY OR IN THE RIGHT OF THE CORPORATION. The corporation shall indemnify Indemnitee and may indemnify Indemnitee Agent if Indemnitee, or Indemnitee Agent, as the case may be, was or is a party or is threatened to be made a party to any threatened, pending or completed action by or in the right of the corporation or any subsidiary of the corporation to procure a judgment in its favor by reason of the fact that Indemnitee or Indemnitee Agent is or was a director, officer, employee or other agent of the corporation, or any subsidiary of the corporation, by reason of any action or inaction on the part of Indemnitee or Indemnitee Agent while an officer, director or agent or by reason of the fact that Indemnitee or Indemnitee Agent is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including subject to Section 6.19, attorneys' fees and any expenses of establishing a right to indemnification pursuant to this Article VI or under California law) and, to the fullest extent permitted by law, amounts paid in settlement, in each case to the extent actually and reasonably incurred by Indemnitee or Indemnitee Agent in connection with the defense or settlement of the proceeding if Indemnitee or Indemnitee Agent acted in good faith and in a manner Indemnitee or Indemnitee Agent believed to be in or not opposed to the best interests of the corporation and its shareholders, except that no indemnification shall be made with respect to any claim, issue or matter to which Indemnitee (or Indemnitee Agent) shall have been adjudged to have been liable to the corporation in the performance of Indemnitee's or Indemnitee Agent's duty to the corporation and its shareholders, unless and only to the extent that the court in which such proceeding is or was pending shall determine upon application that, in view of all the circumstances of the case, Indemnitee (or Indemnitee Agent) is fairly and reasonably entitled to indemnity for expenses and then only to the extent that the court shall determine.

            SUCCESSFUL DEFENSE ON MERITS. To the extent that Indemnitee (or Indemnitee Agent) without limitation has been successful on the merits in defense of any proceeding referred to in Sections 6.1 or 6.2 above, or in defense of any claim, issue or matter therein, the corporation shall indemnify Indemnitee (or Indemnitee Agent) against expenses (including attorneys' fees) actually and reasonably incurred by Indemnitee (or Indemnitee Agent) in connection therewith.

            CERTAIN TERMS DEFINED. For purposes of this Article VI, references to "other enterprises" shall include employee benefit plans, references to "fines" shall include any excise taxes assessed on Indemnitee or Indemnitee Agent with respect to an employee benefit plan, and references to "proceeding" shall include any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative. References to "corporation" include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation, so that any person who is or was a director, officer, employee, or other agent of such a constituent corporation or who, being or having been such a director, officer, employee or other agent of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this Article VI with respect to the resulting or surviving corporation as such person would if he or she had served the resulting or surviving corporation in the same capacity.

            ADVANCEMENT OF EXPENSES. The corporation shall advance all expenses incurred by Indemnitee and may advance all or any expenses incurred by Indemnitee Agent in connection with the investigation, defense, settlement (excluding amounts actually paid in settlement of any action, suit or proceeding) or appeal of any civil or criminal action, suit or proceeding referenced in Sections 6.1 or 6.2 hereof. Indemnitee or Indemnitee Agent hereby undertakes to repay such amounts advanced only if, and to the extent that, it shall be determined ultimately that Indemnitee or Indemnitee Agent is not entitled to be indemnified by the corporation as authorized hereby. The advances to be made hereunder shall be paid by the corporation (i) to Indemnitee within twenty (20) days following delivery of a written request therefor by Indemnitee to the corporation; and (ii) to Indemnitee Agent within twenty (20) days following the later of a written request therefor by Indemnitee Agent to the corporation and determination by the corporation to advance expenses to Indemnitee Agent pursuant to the corporation's discretionary authority hereunder.

            NOTICE OF CLAIM. Indemnitee shall, as a condition precedent to his or her right to be indemnified under this Article VI, and Indemnitee Agent shall, as a condition precedent to his or her ability to be indemnified under this Article VI, give the corporation notice in writing as soon as practicable of any claim made against Indemnitee or Indemnitee Agent, as the case may be, for which indemnification will or could be sought under this Article VI. Notice to the corporation shall be directed to the secretary of the corporation at the principal business office of the corporation (or such other address as the corporation shall designate in writing to Indemnitee). In addition, Indemnitee or Indemnitee Agent shall give the corporation such information and cooperation as it may reasonably require and as shall be within Indemnitee's or Indemnitee Agent's power.

            ENFORCEMENT RIGHTS. Any indemnification provided for in Sections 6.1 or 6.2 or 6.3 shall be made no later than sixty (60) days after receipt of the written request of Indemnitee. If a claim or request under this Article VI, under any statute, or under any provision of the corporation's Articles of Incorporation providing for indemnification is not paid by the corporation, or on its behalf, within sixty (60) days after written request for payment thereof has been received by the corporation, Indemnitee may, but need not, at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim or request, and subject to Section 6.19, Indemnitee shall also be entitled to be paid for the expenses (including attorneys' fees) of bringing such action. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in connection with any action, suit or proceeding in advance of its final disposition) that Indemnitee has not met the standards of conduct which make it permissible under applicable law for the corporation to indemnify Indemnitee for the amount claimed, but the burden of proving such defense shall be on the corporation, and Indemnitee shall be entitled to receive interim payments of expenses pursuant to Section 6.5 unless and until such defense may be finally adjudicated by court order or judgment for which no further right of appeal exists. The parties hereto intend that if the corporation contests Indemnitee's right to indemnification, the question of Indemnitee's right to indemnification shall be a decision for the court, and no presumption regarding whether the applicable standard has been met will arise based on any determination or lack of determination of such by the corporation (including its Board or any subgroup thereof, independent legal counsel or its shareholders). The board of directors may, in its discretion, provide by resolution for similar or identical enforcement rights for any Indemnitee Agent.

            ASSUMPTION OF DEFENSE. In the event the corporation shall be obligated to pay the expenses of any proceeding against the Indemnitee (or Indemnitee Agent), the corporation, if appropriate, shall be entitled to assume the defense of such proceeding with counsel approved by

Indemnitee (or Indemnitee Agent), which approval shall not be unreasonably withheld, upon the delivery to Indemnitee (or Indemnitee Agent) of written notice of its election so to do. After delivery of such notice, approval of such counsel by Indemnitee (or Indemnitee Agent) and the retention of such counsel by the corporation, the corporation will not be liable to Indemnitee (or Indemnitee Agent) under this Article VI for any fees of counsel subsequently incurred by Indemnitee (or Indemnitee Agent) with respect to the same proceeding, unless (i) the employment of counsel by Indemnitee (or Indemnitee Agent) is authorized by the corporation, (ii) Indemnitee (or Indemnitee Agent) shall have reasonably concluded that there may be a conflict of interest of such counsel retained by the corporation between the corporation and Indemnitee (or Indemnitee Agent) in the conduct of such defense, or (iii) the corporation ceases or terminates the employment of such counsel with respect to the defense of such proceeding, in any of which events then the fees and expenses of Indemnitee's (or Indemnitee Agent's) counsel shall be at the expense of the corporation. At all times, Indemnitee (or Indemnitee Agent) shall have the right to employ other counsel in any such proceeding at Indemnitee's (or Indemnitee Agent's) expense.

            APPROVAL OF EXPENSES. No expenses for which indemnity shall be sought under this Article VI, other than those in respect of judgments and verdicts actually rendered, shall be incurred without the prior consent of the corporation, which consent shall not be unreasonably withheld.

            SUBROGATION. In the event of payment under this Article VI, the corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee (or Indemnitee Agent), who shall do all things that may be necessary to secure such rights, including the execution of such documents necessary to enable the corporation effectively to bring suit to enforce such rights.

            EXCEPTIONS. Notwithstanding any other provision herein to the contrary, the corporation shall not be obligated pursuant to this Article VI:

                  Excluded Acts. To indemnify Indemnitee (i) as to circumstances in which indemnity is expressly prohibited pursuant to California law, or
      (ii) for any acts or omissions or transactions from which a director may not be relieved of liability pursuant to California law; or

                  Claims Initiated by Indemnitee. To indemnify or advance expenses to Indemnitee with respect to proceedings or claims initiated or brought voluntarily by Indemnitee and not by way of defense, except with respect to proceedings brought to establish or enforce a right to indemnification under this Article VI or any other statute or law or as otherwise required under the Corporations Code of California, but such indemnification or advancement of expenses may be provided by the corporation in specific cases if the board of directors has approved the initiation or bringing of such suit; or

                  Lack of Good Faith. To indemnify Indemnitee for any expenses incurred by the Indemnitee with respect to any proceeding instituted by Indemnitee to enforce or interpret this Article VI, if a court of competent jurisdiction determines that such proceeding was not made in good faith or was frivolous; or

                  Insured Claims. To indemnify Indemnitee for expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement) which have been paid directly to Indemnitee by an insurance carrier under a policy of officers' and directors' liability insurance maintained by the corporation; or

                  Claims Under Section 16(b). To indemnify Indemnitee for expenses and the payment of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended, or any similar successor statute.

            PARTIAL INDEMNIFICATION. If Indemnitee is entitled under any provision of this Article VI to indemnification by the corporation for some or a portion of the expenses, judgments, fines or penalties actually or reasonably incurred by the Indemnitee in the investigation, defense, appeal or settlement of any civil or criminal action, suit or proceeding, but not, however, for the total amount thereof, the corporation shall nevertheless indemnify Indemnitee for the portion of such expenses, judgments, fines or penalties to which Indemnitee is entitled.

            COVERAGE. This Article VI shall, to the extent permitted by law, apply to acts or omissions of (i) Indemnitee which occurred prior to the adoption of this Article VI if Indemnitee was a director or officer of the corporation or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, at the time such act or omission occurred; and (ii) Indemnitee Agent which occurred prior to the adoption of this Article VI if Indemnitee Agent was an employee or other agent of the corporation or was serving at the request of the corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise at the time such act or omission occurred. All rights to indemnification under this Article VI shall be deemed to be provided by a contract between the corporation and the Indemnitee in which the corporation hereby agrees to indemnify Indemnitee to the fullest extent permitted by law, notwithstanding that such indemnification is not specifically authorized by the corporation's Articles of Incorporation, these Bylaws or by statute. Any repeal or modification of these Bylaws, the Corporations Code of California or any other applicable law shall not affect any rights or obligations then existing under this Article VI. The provisions of this Article VI shall continue as to Indemnitee and Indemnitee Agent for any action taken or not taken while serving in an indemnified capacity even though the Indemnitee or Indemnitee Agent may have ceased to serve in such capacity at the time of any action, suit or other covered proceeding. This Article VI shall be binding upon the corporation and its successors and assigns and shall inure to the benefit of Indemnitee and Indemnitee Agent and Indemnitee's and Indemnitee Agent's estate, heirs, legal representatives and assigns.

            NON-EXCLUSIVITY. Nothing herein shall be deemed to diminish or otherwise restrict any rights to which Indemnitee or Indemnitee Agent may be entitled under the corporation's Articles of Incorporation, these Bylaws, any agreement, any vote of shareholders or disinterested directors, or under the laws of the State of California.

            SEVERABILITY. Nothing in this Article VI is intended to require or shall be construed as requiring the corporation to do or fail to do any act in violation of applicable law. If this Article VI or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify Indemnitee or Indemnitee Agent to the fullest extent permitted by any applicable portion of this Article VI that shall not have been invalidated.


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

            MUTUAL ACKNOWLEDGMENT. Both the corporation and Indemnitee acknowledge that in certain instances, Federal law or applicable public policy may prohibit the corporation from indemnifying its directors and officers under this Article VI or otherwise. Indemnitee understands and acknowledges that the corporation has undertaken or may be required in the future to undertake with the Securities and Exchange Commission to submit the question of indemnification to a court in certain circumstances for a determination of the corporation's right under public policy to indemnify Indemnitee.

            OFFICER AND DIRECTOR LIABILITY INSURANCE. The corporation shall, from time to time, make the good faith determination whether or not it is practicable for the corporation to obtain and maintain a policy or policies of insurance with reputable insurance companies providing the officers and directors of the corporation with coverage for losses from wrongful acts, or to ensure the corporation's performance of its indemnification obligations under this Article VI. Among other considerations, the corporation will weigh the costs of obtaining such insurance coverage against the protection afforded by such coverage. Notwithstanding the foregoing, the corporation shall have no obligation to obtain or maintain such insurance if the corporation determines in good faith that such insurance is not reasonably available, if the premium costs for such insurance are disproportionate to the amount of coverage provided, if the coverage provided by such insurance is limited by exclusions so as to provide an insufficient benefit, or if Indemnitee is covered by similar insurance maintained by a subsidiary or parent of the corporation.

            NOTICE TO INSURERS. If, at the time of the receipt of a notice of a claim pursuant to Section 6.6 hereof, the corporation has director and officer liability insurance in effect, the corporation shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies. The corporation shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies.

            ATTORNEYS' FEES. In the event that any action is instituted by Indemnitee under this Article VI to enforce or interpret any of the terms hereof, Indemnitee shall be entitled to be paid all court costs and expenses, including reasonable attorneys' fees, incurred by Indemnitee with respect to such action, unless as a part of such action, the court of competent jurisdiction determines that the action was not instituted in good faith or was frivolous. In the event of an action instituted by or in the name of the corporation under this Article VI, or to enforce or interpret any of the terms of this Article VI, Indemnitee shall be entitled to be paid all court costs and expenses, including attorneys' fees, incurred by Indemnitee in defense of such action (including with respect to Indemnitee's counterclaims and cross-claims made in such action), unless as a part of such action the court determines that Indemnitee's defenses to such action were not made in good faith or were frivolous. The board of directors may, in its discretion, provide by resolution for payment of such attorneys' fees to any Indemnitee Agent.

            NOTICE. All notices, requests, demands and other communications under this Article VI shall be in writing and shall be deemed duly given (i) if delivered by hand and receipted for by the addressee, on the date of such receipt, (ii) if sent by electronic transmission by the corporation, at the time sent, or (iii) if mailed by domestic certified or registered mail with postage prepaid, on the third business day after the date postmarked.


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

                                      14.

                               RECORDS AND REPORTS

            MAINTENANCE AND INSPECTION OF SHARE REGISTER. The corporation shall keep at its principal executive office, or at the office of its transfer agent or registrar, if either be appointed and as determined by resolution of the board of directors, a record of its share holders, giving the names and addresses of all shareholders and the number and class of shares held by each shareholder.

            A shareholder or shareholders of the corporation holding at least five percent (5%) in the aggregate of the outstanding voting shares of the corporation may (i) inspect and copy the records of shareholders' names and addresses and shareholdings during usual business hours upon five days prior written demand upon the corporation, and/or (ii) obtain from the transfer agent of the corporation, upon written demand and upon the tender of such transfer agent's usual charges for such list, a list of the shareholders' names and addresses, who are entitled to vote for the election of directors, and their shareholdings, as of the most recent record date for which such list has been compiled or as of a date specified by the shareholder subsequent to the date of demand. Such list shall be made available by the transfer agent on or before the later of five (5) days after the demand is received or the date specified therein as the date as of which the list is to be compiled. The record of shareholders shall also be open to inspection upon the written demand of any shareholder or holder of a voting trust certificate, at any time during usual business hours, for a purpose reasonably related to such holder's interests as a shareholder or as the holder of a voting trust certificate. Any inspection and copying under this Section may be made in person or by an agent or attorney of the shareholder or holder of a voting trust certificate making such demand.

            MAINTENANCE AND INSPECTION OF BYLAWS. The corporation shall keep at its principal executive office, or if its principal executive office is not in the State of California at its principal business office in this state, the original or a copy of the bylaws as amended to date, which shall be open to inspection by the shareholders at all reason able times during office hours. If the principal executive office of the corporation is outside this State and the corporation has no principal business office in this state, the Secretary shall, upon the written request of any shareholder, furnish to such shareholder a copy of the bylaws as amended to date.

            MAINTENANCE AND INSPECTION OF OTHER CORPORATE RECORDS. The accounting books and records and minutes of proceedings of the shareholders and the board of directors and any committee or committees of the board of directors shall be kept at such place or places designated by the board of directors, or, in the absence of such designation, at the principal executive office of the corporation. The minutes shall be kept in written form and the accounting books and records shall be kept either in written form or in any other form capable of being converted into written form. Such minutes and accounting books and records shall be open to inspection upon the written demand of any shareholder or holder of a voting trust certificate, at any reasonable time during usual business hours, for a purpose reasonably related to such holder's interests as a shareholder or as the holder of a voting trust certificate. Such inspection may be made in person or by an agent or attorney, and shall include the right to copy and make extracts. The foregoing rights of inspection shall extend to the records of each subsidiary of the corporation.

            INSPECTION BY DIRECTORS. Every director shall have the absolute right at any reasonable time to inspect all books, records, and documents of every kind and the physical


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

properties of the corporation and each of its subsidiary corporations. This inspection by a director may be made in person or by an agent or attorney and the right of inspection includes the right to copy and make extracts of documents.

            ANNUAL REPORT TO SHAREHOLDERS. The annual report to shareholders referred to in Section 1501 of the Corporations Code of California is expressly dispensed with, but nothing herein shall be interpreted as prohibiting the board of directors from issuing annual or other periodic reports to the shareholders of the corporation as they deem appropriate.

            FINANCIAL STATEMENTS. A copy of any annual financial statement and any income statement of the corporation for each quarterly period of each fiscal year, and any accompanying balance sheet of the corporation as of the end of each such period, that has been prepared by the corporation shall be kept on file in the principal executive office of the corporation for twelve (12) months and each such statement shall be exhibited at all reasonable times to any shareholder demanding an examination of any such statement or a copy shall be mailed to any such shareholder.

            If no annual report for the last fiscal year has been sent to shareholders, the corporation shall, upon the written request of any shareholder made more than 120 days after the close of such fiscal year, deliver or mail to such shareholder, within thirty (30) days after such request a balance sheet as of the end of such fiscal year and an income statement and statement of changes in financial position for such fiscal year.

            If a shareholder or shareholders holding at least five percent (5%) of the outstanding shares of any class of stock of the corporation make a written request to the corporation for an income statement of the corporation for the three-month, six-month or nine-month period of the then current fiscal year ended more than thirty (30) days prior to the date of the request and a balance sheet of the corporation as of the end of such period and, in addition, if no annual report for the last fiscal year has been sent to shareholders, a balance sheet as of the end of such fiscal year and an income statement and statement of changes in financial position for such fiscal year, then, the chief financial officer shall cause such statements to be prepared, if not already prepared, and shall deliver personally or mail such statement or statements to the person making the request within thirty (30) days after the receipt of such request.

            The income statements and balance sheets referred to in this section shall be accompanied by the report thereon, if any, of any independent accountants engaged by the corporation or the certificate of an authorized officer of the corporation that such financial statements were prepared without audit from the books and records of the corporation.

            ANNUAL STATEMENT OF GENERAL INFORMATION. The corporation shall file annually with the Secretary of State of the State of California, on the prescribed form, a statement setting forth the names and complete business or residence addresses of all incumbent directors, the number of vacancies on the board of directors, if any, the names and complete business or residence addresses of the chief executive officer, secretary and chief financial officer, the street address of its principal executive office or principal business office in this state and the general type of business constituting the principal business activity of the corporation, together with a designation of the agent of the corporation for the purpose of service of process, all in compliance with
Section 1502 of the Corporations Code of California.


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

                                      15.

                            GENERAL CORPORATE MATTERS

            RECORD DATE FOR PURPOSES OTHER THAN NOTICE AND VOTING. For purposes of determining the share holders entitled to receive payment of any dividend or other distribution or allotment of any rights or entitled to exercise any rights in respect of any other lawful action (other than action by shareholders by written consent without a meeting), the board of directors may fix, in advance, a record date, which shall not be more than sixty (60) days prior to any such action, and in such case only shareholders of record on the date so fixed are entitled to receive the dividend, distribution or allotment of rights or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date fixed as aforesaid, except as otherwise provided in the Corporations Code of California.

            If the board of directors does not so fix a record date, the record date for determining shareholders for any such purpose shall be at the close of business on the day on which the board adopts the resolution relating thereto, or the sixtieth (60th) day prior to the date of such action, whichever is later.

            CHECKS, DRAFTS, EVIDENCES OF INDEBTEDNESS. All checks, drafts or other orders for payment of money, notes or other evidences of indebtedness, issued in the name of or payable to the corporation, shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the Board of Directors.

            CORPORATE CONTRACTS AND INSTRUMENTS; HOW EXECUTED. The board of directors, except as otherwise provided in these bylaws, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances; and, unless so authorized or ratified by the board of directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

            CERTIFICATES FOR SHARES. A certificate or certificates for shares of the capital stock of the corporation shall be issued to each shareholder when any such shares are fully paid, and the board of directors may authorize the issuance of certificates for shares as partly paid provided that such certificates shall state the amount of the consideration to be paid therefor and the amount paid thereon. All certificates shall be signed in the name of the corporation by the chairman of the board or vice chairman of the board or the president or a vice president and by the chief financial officer or an assistant treasurer or the secretary or any assistant secretary, certifying the number of shares and the class or series of shares owned by the shareholder. Any or all of the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were an officer, transfer agent or registrar at the date of issue.

            LOST CERTIFICATES. Except as herein after in this Section provided, no new certificates for shares shall be issued in lieu of an old certificate unless the latter is surrendered to the corporation and cancelled at the same time. The board of directors may in case any share certificate or certificate for any other security is lost, stolen or destroyed, authorize the issuance of a new


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

certificate in lieu thereof, upon such terms and conditions as the board may require including provision for indemnification of the corporation secured by a bond or other adequate security sufficient to protect the corporation against any claim that may be made against it, including any expense or liability, on account of the alleged loss, theft or destruction of such certificate or the issuance of such new certificate.

            REPRESENTATION OF SHARES OF OTHER CORPORATIONS. The chairman of the board, the president, or any vice president, or any other person authorized by resolution of the board of directors by any of the foregoing designated officers, is authorized to vote on behalf of the corporation any and all shares of any other corporation or corporations, foreign or domestic, standing in the name of the corporation. The authority herein granted to said officers to vote or represent on behalf of the corporation any and all shares held by the corporation in any other corporation or corporations may be exercised by any such officer in person or by any person authorized to do so by proxy duly executed by said officer.

            CONSTRUCTION AND DEFINITIONS. Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the Corporations Code of California shall govern the construction of these bylaws. Without limiting the generality of the foregoing, the singular number includes the plural, the plural number includes the singular, and the term "person" includes both a corporation and a natural person.

            TIME NOTICE GIVEN OR SENT. Any reference in these bylaws to the time a notice is given or sent means, unless otherwise expressly provided herein or by law, the time a written notice (a) is deposited in the United States mail, is personally delivered to the recipient, or is delivered to a common carrier for transmission; (b) is actually transmitted to the recipient by the person giving the notice by electronic transmission; or (c) is communicated, in person or by telephone, to the recipient or to a person at the office of the recipient who the person giving the notice has reason to believe will promptly communicate it to the recipient

            ELECTRONIC TRANSMISSION BY OR TO THE CORPORATION.

            (a) When used in these bylaws, the term "electronic transmission by the corporation" means a communication (a) delivered by (1) facsimile telecommunication or electronic mail when directed to the facsimile number or electronic mail address, respectively, for that recipient on record with the corporation, (2) posting on an electronic message board or network which the corporation has designated for those communications, together with a separate notice to the recipient of the posting, which transmission shall be validly delivered upon the later of the posting or delivery of the separate notice thereof, or (3) other means of electronic communication, (b) to a recipient who has provided an unrevoked consent to the use of those means of transmission for communications under or pursuant to the Corporations Code of California, (c) that creates a record that is capable of retention, retrieval, and review, and that may thereafter be rendered into clearly legible tangible form, and (d) that satisfies the requirements applicable to consumer consent to electronic records as set forth in the Electronic Signatures in Global and National Commerce Act (15 U.S.C. Sec. 7001(c)(1)), or any similar law that replaces such act.

      (b) When used in these bylaws, "electronic transmission to the corporation" means a communication (a) delivered by (1) facsimile telecommunication or electronic mail when directed to the facsimile number or electronic mail address, respectively, which the corporation has provided from time to time to shareholders or members and directors for sending communications to the corporation, (2) posting on an electronic message board or network which the corporation has designated for those communications, and which transmission shall be validly delivered upon the posting, or (3) other means of electronic communication, (b) as to which the corporation has placed in effect reasonable measures to verify that the sender is the shareholder or member (in person or by proxy) or director purporting to send the transmission, and (c) that creates a record that is capable of retention, retrieval, and review, and that may thereafter be rendered into clearly legible tangible form.

                                      16.
                                   AMENDMENTS

            AMENDMENT BY SHAREHOLDERS. New bylaws may be adopted or these bylaws may be amended or repealed by the vote or written consent of holders of a majority of the outstanding shares entitled to vote; provided, however, that if the articles of incorporation of the corporation set forth the number of authorized directors of the corporation, the authorized number of directors may be changed only by an amendment of the articles of incorporation.

            AMENDMENT BY DIRECTORS. Subject to the rights of the shareholders as provided in Section 9.1 of this Article IX, bylaws, other than a bylaw or an amendment thereof changing the authorized number of directors, may be adopted, amended or repealed by the board of directors.


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